Exhibit 5.2

March 23, 2021

STERIS plc

STERIS Irish FinCo Unlimited Company

STERIS Corporation

STERIS Limited

c/o STERIS plc

70 Sir John Rogerson’s Quay

Dublin 2 Ireland D02 R296

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for STERIS plc, a public limited company incorporated under the laws of Ireland (“Parent”), STERIS Irish FinCo Unlimited Company, a public unlimited company incorporated under the laws of Ireland (the “STERIS Irish FinCo”), STERIS Corporation, an Ohio Corporation ( “STERIS Corp.”), and STERIS Limited, a private limited company organized under the laws of England and Wales (“STERIS Limited”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, of an indeterminate amount of: (i) ordinary shares, par value $0.001 per share, of Parent (the “Ordinary Shares”); (ii) preferred shares, par value $0.001 per share, of Parent (the “Preferred Shares”), in one or more series; (iii) senior debt securities of the Parent (the “Parent Debt Securities”), in one or more series; (iv) senior debt securities of STERIS Irish FinCo (the “FinCo Debt Securities,” and together with Parent Debt Securities, the “Debt Securities”), in one or more series; (v) warrants to purchase Ordinary Shares, Preferred Shares or Parent Debt Securities (the “Warrants”); and (v) units consisting of two or more of the Preferred Shares, Ordinary Shares, Parent Debt Securities (including any applicable Guarantees (as defined below)), FinCo Debt Securities (including any applicable Guarantees) or Warrants, or any combination of such securities (the “Units”), in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion is an exhibit (the “Registration Statement”). STERIS Irish FinCo’s obligations under the FinCo Debt Securities may be guaranteed by Parent, STERIS Corp. and STERIS Limited (the “FinCo Debt Guarantees”). Parent’s obligations under the Parent Debt Securities may be guaranteed by STERIS Irish FinCo, STERIS Corp. and STERIS Limited (the “Parent Debt Guarantees”). In their capacities as guarantors, STERIS Irish FinCo, STERIS Corp. and STERIS Limited are collectively referred to herein as the “Subsidiary Guarantors,” and the Subsidiary Guarantors and Parent, it its capacity as guarantor of FinCo Debt Securities, are collectively referred to herein as the “Guarantors.” The FinCo Debt Guarantees and the Parent Debt Guarantees are collectively referred to herein as the “Guarantees.” The Ordinary Shares, the Preferred Shares, the Debt Securities, the Warrants, the Units and the Guarantees are collectively referred to herein as the “Securities.” The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The Debt Securities, when executed by STERIS Irish FinCo or Parent, as applicable, and authenticated by the trustee in accordance with the applicable Indenture (as defined below), issued and sold in accordance with the Registration Statement and delivered to the purchaser or purchasers thereof upon receipt by STERIS Irish FinCo or Parent, as applicable, of such lawful consideration therefor as the Board of Directors (or an authorized committee thereof) or other governing body of STERIS Irish FinCo or Parent, as applicable, may determine, will constitute valid and binding obligations of STERIS Irish FinCo or Parent, as applicable.

STERIS plc
STERIS Irish FinCo Unlimited Company
STERIS Corporation
STERIS Limited
March 23, 2021
Page 2

2.

Upon the execution, authentication, issuance, sale and delivery of the FinCo Debt Securities as described above, the FinCo Debt Guarantees will constitute valid and binding obligations of Parent and each applicable Subsidiary Guarantor, as applicable.

3.

Upon the execution, authentication, issuance, sale and delivery of the Parent Debt Securities as described above, the Parent Debt Guarantees will constitute valid and binding obligations of each Subsidiary Guarantor.

4.

The Warrants, upon receipt by Parent of such lawful consideration therefor as Parent’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Parent.

5.

The Units, upon receipt by Parent of such lawful consideration therefor as Parent’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Parent.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board of Directors (or an authorized committee thereof) or other governing body of each of Parent, STERIS Irish FinCo, STERIS Corp. and STERIS Limited, as applicable, and applicable law; (iv) Parent, STERIS Irish FinCo, STERIS Corp. and STERIS Limited, as applicable, will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities issuable upon conversion, exchange or exercise of any other Security will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (v) the resolutions authorizing Parent, STERIS Irish FinCo, STERIS Corp. and STERIS Limited, as applicable, to issue, offer and sell the Securities will have been adopted by the Board of Directors (or an authorized committee thereof) or other governing body of Parent, STERIS Irish FinCo, STERIS Corp. and STERIS Limited, as applicable, and will be in full force and effect at all times at which the Securities are offered or sold by Parent, STERIS Irish FinCo, STERIS Corp. and STERIS Limited, as applicable; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Warrant Agreement or Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than Parent, STERIS Irish FinCo, STERIS Corp. and STERIS Limited.

With respect to any Securities consisting of any series of Debt Securities and the Guarantees, we have further assumed that: (i) such Debt Securities and Guarantees will have been issued pursuant to one or more indentures that have been executed and delivered by Parent, STERIS Irish FinCo, STERIS Corp. and STERIS Limited, as applicable, and the applicable trustee in a form approved by us (each, an “Indenture”), and such Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (ii) all terms of such Debt Securities or Guarantees not provided for in the applicable Indenture will have been established in accordance with the provisions of such Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by Parent, STERIS Irish FinCo, STERIS Corp. and STERIS Limited, as applicable, and the trustee; and (iii) the Debt Securities will be executed, authenticated, issued and delivered, and the Guarantees will be issued and delivered, in accordance with the provisions of the applicable Indenture.

STERIS plc
STERIS Irish FinCo Unlimited Company
STERIS Corporation
STERIS Limited
March 23, 2021
Page 3

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Parent and an entity selected by Parent to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by Parent and the Warrant Agent; and (ii) the Warrants will be authorized, executed and delivered by Parent and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued and fully paid (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement (the “Unit Agreement”), if any.

For the purposes of our opinions set forth above, we have further assumed that (i) Parent is a public limited company existing and in good standing (or its equivalent) under the laws of Ireland; (ii) STERIS Irish FinCo is a [public unlimited] company existing and in good standing (or its equivalent) under the laws of Ireland; (iii) STERIS Limited is a private limited company existing and in good standing (or its equivalent) under the laws of England and Wales; (iv) the Indentures, the Warrant Agreement, the Unit Agreement and the applicable Guarantees of Parent, STERIS Irish FinCo and STERIS Limited (a) will have been authorized by all necessary corporate power of Parent, STERIS Irish FinCo and STERIS Limited, as applicable, and (b) will have been executed and delivered by Parent, STERIS Irish FinCo and STERIS Limited under the laws of Ireland and England and Wales, as applicable; and (iii) the execution, delivery, performance and compliance with the terms and provisions of the Indentures, the Warrant Agreement, the Unit Agreement and the applicable Guarantee of Parent, STERIS Irish FinCo and STERIS Limited does not and will not violate or conflict with the laws of Ireland or England and Wales, as applicable, the provisions of its memorandum and articles of association, articles of incorporation or other governing documents or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to Parent, STERIS Irish FinCo, STERIS Limited or its respective properties.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

For purposes of our opinions insofar as they relate to the Guarantors, we have assumed that the obligations of each Guarantor under the Guarantees are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate or other entity purposes, or necessary or convenient to the conduct, promotion or attainment of the business of the respective Guarantor and will benefit the respective Guarantor, directly or indirectly.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of Parent, STERIS Irish FinCo, STERIS Corp., STERIS Limited and others. The opinions expressed herein are limited to the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day